                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Plan of Netscape Communications Corporation of our report dated January 23, 1998 (except for Note 14, as to which the date is March 25, 1998) with respect to the consolidated financial statements and schedule of Netscape Communications Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                            /s/ ERNST & YOUNG
                                                            -----------------
                                                            ERNST & YOUNG

Palo Alto, California
December 10, 1998